Exhibit 99.8

FOR FURTHER INFORMATION CONTACT:
Heather Wietzel
InsuranceIR LLC
(513) 252-8259
PR@citizensinc.com

FOR IMMEDIATE RELEASE
October 17, 2011

Citizens, Inc. Schedules Third Quarter 2011 Reporting
•    News release on results planned for Thursday, November 3, 2011
•    Investor conference call scheduled for Friday, November 4, 2011 at 10:00 a.m. CDT

AUSTIN, TEXAS (October 17, 2011) – Citizens, Inc., (NYSE: CIA) announced today its anticipated schedule for the third quarter 2011 reporting.

On Thursday, November 3, 2011, Citizens plans to issue its news release regarding third quarter results. On Friday, November 4, 2011, Citizens will host a conference call to discuss operating results at 10:00 a.m. Central Time. The conference call will be hosted by Rick D. Riley, Vice Chairman and President, Kay Osbourn, Chief Financial Officer, and other members of the Company’s management team.

To participate in the Citizens, Inc. conference call, please dial (888) 637-2456 and ask to join the Citizens’ call. We recommend participants dial in three to five minutes before the call is scheduled to begin. A recording of the conference call will be available on Citizens' website at www.citizensinc.com in the Investor Information section under News Release & Publications following the call.

Citizens, Inc. is a financial services company listed on the New York Stock Exchange under the symbol CIA. The Company utilizes a three-pronged strategy for growth based upon worldwide sales of U.S. Dollar-denominated whole life cash value insurance policies, life insurance product sales in the U.S. and the acquisition of other U.S.-based life insurance companies.

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